UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

CYNGN INC.

(Exact name of registrant as specified in charter)

Delaware	001-40932	46-2007094
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1015 O’Brien Dr.

Menlo Park, CA 94025

(Address of principal executive offices) (Zip Code)

(650) 924-5905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CYN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 24, 2023, Cyngn Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market (the “Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price per share for the Company’s common stock had closed below $1.00 for the previous 30 consecutive business days (the “Bid Price Rule”). The Company was given until February 20, 2024, to regain compliance with the Bid Price Rule. On February 21, 2024, the Company received notice from Nasdaq that the Company had been granted an additional 180-day grace period, or until August 19, 2024, to regain compliance with the Bid Price Rule.

On June 21, 2024, the Company received notice from the Staff indicating that the bid price for the Company’s common stock had closed below $0.10 per share for the 10-consecutive trading day period ended June 20, 2024 and, accordingly, the Company is subject to the provisions contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stock Rule”) and its securities are subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company plans to timely request a hearing before the Panel, which request will stay any further action by Nasdaq at least until the hearing is held and the expiration of any extension period that may be granted by the Panel. The Company’s common stock will continue to trade on Nasdaq under the symbol “CYN” pending completion of the hearing process. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able meet the continued listing requirements during any compliance period that may be granted by the Panel.

As reported below, the Company received the approval of its stockholders to implement a reverse stock split of the outstanding shares of its common stock within a range of one-for-five (1-for-5) to a maximum of a one-for-one hundred (1-for-100) split. The Company intends to expeditiously implement the reverse stock split.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2024, the Company held its Annual Meeting of Stockholders. A total of 66,465,210 shares of common stock representing 46.95% of the aggregate shares outstanding and eligible to vote and constituting a quorum were represented in person or by valid proxies at the annual meeting.

Ms. Colleen Cunningham was elected as Class III director of the Company to serve until the Company’s 2027 annual meeting of stockholders.

The stockholders approved the amendment to the Company’s certificate of incorporation, as amended and restated, to increase the number of shares of authorized common stock from 200,000,000 to 400,000,000.

The Stockholders approved a proposal to authorize the board of directors to effect a reverse stock split of the outstanding shares of the Company’s common stock within one (1) year of June 25, 2024, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-one hundred (1-for-100) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion, without further stockholder approval.

The stockholders approved the amendment to the Company’s 2021 Equity Incentive Plan to amend the automatic increase “evergreen” clause within the plan to increase the number of shares available under the plan in future years.

The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The final voting results on these matters were as follows:

1. Election of Class III Director:

Name	Votes For	Votes Withheld	Broker Non-Votes
Colleen Cunningham	38,213,921	6,693,139	21,558,150

2. Increase in the Number of Shares of Authorized Common Stock:

Votes For	Votes Against	Votes Abstained
45,904,788	20,115,368	445,054

3. Reverse Stock Split

Votes For	Votes Against	Votes Abstained
50,971,706	14,982,517	510,987

4. 2021 Equity Incentive Plan Amendment:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
32,366,730	11,495,729	1,044,601	21,558,150

4. Ratification of appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

Votes For	Votes Against	Votes Abstained
60,262,972	3,512,500	2,689,738

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2024

CYNGN INC.

By:	/s/ Donald Alvarez
Donald Alvarez
Chief Financial Officer

3